EXHIBIT 10.14



                                         October 23, 1996



Home Loan and Investment Bank
244 Weybosset Street
Providence, RI 02889
ATTN:  James M. Roche, Small
       Business Banking Manager

Re:    Cafe la france

Dear Jim,

       Pursuant to that certain Authorization and Loan Agreement dated February 28, 1996 (the "Loan Agreement") by and among Home Loan and Investment Bank, F.S.B. ("Lender"), the U.S. Small Business Administration ("SBA") and Cafe la france, Inc., a Rhode Island corporation ("Borrower"), Lender loaned to Borrower the principal amount of $350,000 subject to the terms and conditions of the Loan Agreement and certain related documents, including but not limited to Borrower's promissory note to Lender in the principal amount of $350,000 (the "Note") and a Security Agreement dated February 28, 1996 between Borrower and Lender (the "Security Agreement") (the Loan Agreement, the Note, the Security Agreement and any related documents including guarantees by Borrower's affiliates are hereinafter referred to as the "Loan Documents").

       Certain of the Loan Documents contain representations that Borrower will not acquire any additional locations without Lender's prior consent (Section 4.F.13 of the Loan Agreement), that Borrower will not undertake further borrowing without Lender's prior consent (Section 4.F.8 of the Loan Agreement), and that Borrower will not reorganize or merge with any other corporation without Lender's prior consent (Section 4.E of the Loan Agreement; Paragraph 4(4) of the Note; Section 5 of the Security Agreement).

       Borrower has disclosed orally to Lender and hereby notifies Lender in writing of the following occurrences and events which may require consent of the Lender under the




Loan Documents and requests Lender's consent to the following and waiver of any defaults that any of the following may constitute under the Loan Documents:

       1. Borrower intends to reorganize as a Delaware corporation pursuant to the Agreement and Plan of Merger and Reorganization attached hereto as Exhibit A.

       2. Borrower's Delaware successor corporation intends to close a $600,000 private placement of 12% Promissory Notes and Warrants to purchase common stock pursuant to the Borrower's Private Offering Memorandum attached hereto as Exhibit B.

       3. Borrower's subsidiary CLF2, Inc. ("CLF2") acquired an additional location known as The Village Bean on August 1, 1996 pursuant to the agreement attached hereto as Exhibit C, in connection with which CLF2 received a loan of $50,000 pursuant to the promissory note attached hereto as Exhibit D which loan has been paid.

       4.  Borrower  has  entered  into  a  letter  of  intent  with   Schneider
       Securities, Inc. to undertake a public offering of common stock which is expected to occur in 1997.

       Your signature below will constitute your acknowledgment of the foregoing and your consent to such actions and waiver of any defaults the same may constitute under Loan Documents. We appreciate your willingness to work with us as our business continues to grow and expand.

                                         Very truly yours,

                                         /s/ Thomas W. DeJordy

                                         Thomas W. DeJordy


ACKNOWLEDGED AND AGREED:

Home Loan and Investment Bank

By:/s/ James M. Roche
   James M. Roche






Attachments:

         Exhibit A:  Agreement and Plan of Merger and Reorganization
         Exhibit B: Private Offering Memorandum dated September 12, 1996 Exhibit C: Agreement for the purchase of The Village Bean dated
                     August 1, 1996
         Exhibit D:  Promissory Note in the principal amount of $50,000 [PAID]